EXHIBIT 10.129
                              CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT ("Consulting Agreement") is effective as of April 23,2003 ("Effective Date"), and is by and between CALYPTE BIOMEDICAL CORP., a Delaware corporation, having its principal place of business at 1265 Harbor Bay Pkwy, Alameda, Ca. 94502 (hereinafter referred to as the "Company") and JUNEBUG ENTERPRISES, having its principal place of business at 9100 Wilshire Blvd. Ste. 700E, Beverly Hills, Ca. 90212 (hereinafter referred to as the "Consultant").


                                R E C I T A L S:

          WHEREAS, the Company desires to obtain the services of Consultant as an independent contractor to render consulting services to the Company under the terms and conditions contained herein; and

          WHEREAS, the Consultant desires to provide service as an independent contractor to the Company under the terms and conditions contained herein;

                  NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

                               A G R E E M E N T:
                                -----------------
1. GENERAL CONSULTING TERMS.

         1.1 CONSULTING PERIOD. The Company hereby retains the Consultant, and the Consultant hereby agrees to serve the Company for the period (the "Consulting Period") beginning April 23, 2003 and ending on April 22, 2006.



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                  During the term of the within Consulting Agreement, Consultant agrees to provide the services of Earvin "Magic" Johnson to fulfill all terms and obligations held within this agreement beginning with but not limited to as follows, to be available for eight (8) personal appearances annually on behalf of the Company, subject to the Company's providing twenty (20) days written notice as to the date, time, and location of the appearance. Attendance at two of the board meetings will fulfill two (2) of the eight (8) personal appearances and the production of one (1) public service announcement (PSA), as described in
Section 1.2 hereinbelow, will fulfill one (1) appearance. Appearances shall be limited to a two (2) hour maximum time limit, per each appearance, not including travel time to and from the scheduled appearance. The Company agrees to provide first class travel arrangements, hotel accommodations, and per diem for meals as required, for each of the personal appearances provided for herein for Consultant, and personal assistant.

         1.2 CONSULTING OBLIGATION. During the Consulting Period, Consultant will render such consulting and advising services as an independent contractor to the Company, primarily in connection with the marketing (use of likeness in product and company brochures, use as spokesperson in PSA program, trade shows, marketing programs), distribution, and sale of the Company's products, as well as meet with potential investors and government affairs support. It is understood and agreed that the consulting services to be rendered and appearances will be mutually agreed upon by the Consultant and the Company. All uses of Consultant's name, likeness or image shall be subject to prior written consent by consultant, which shall not be unreasonably withheld.

         1.3 COMPENSATION. The Company agrees to pay to Consultant the sum of $1,000,000 per annum payable as follows: $250,000 within seven (7) days of the execution of the within Agreement; an additional $250,000 payable thirty (30) days from the date of the initial payment; and the balance of $500,000 payable in equal payments of $125,000


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quarterly thereafter on the last day of each quarter,  which shall be determined as of the Effective Date. For each year thereafter, Company agrees to pay Consultant $250,000 quarterly, payable on the first day of each quarter.

                  Additionally, the Company further agrees to donate to the Magic Johnson Foundation, Inc. ("MJF") 2,000,000 shares of fully paid non-assessable common stock for the initial year of the term of the Agreement within 30 days of the signing of this agreement and, thereafter, an additional 2,000,000 shares of common stock for the second year, and a further 2,000,000 shares for the third year of the Agreement, which also shall be issued within 30days from the start of each additional year of the contract, for an aggregate of 6,000,000 shares, which shares are unregistered shares that will contain cost-free best efforts registration rights by the Company upon the request of MJF, with the further understanding that MJF will fully cooperate with the Company in preparing and filing a Registration Statement for the shares of stock referred to herein, if necessary, and will indemnify the Company from any liabilities with respect to information provided by MJF to the Company with respect to the registration of the shares herein.

                  Consultant (Earvin Magic Johnson) will serve as a Director of the Company for as long as the within Agreement is in effect and that he will accept his election and/or appointment to the Board of the Company and attend, in person, a minimum of two (2) Board Meetings per year, one of which will be the Annual Meeting of Stockholders of the Company. Additionally consultant agrees to make his best efforts to attend at least one of the remaining board meetings by telephone. Additionally, Consultant understands that the Company will be required to file the appropriate disclosure information with the Securities and Exchange Commission and issue a Press Release with respect to the material terms of the within Agreement. Consultant further agrees that he will not at any time during the entire length of this agreement seek any form of compensation for the above position.


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2. NOTICES.

          All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail (notices sent by telegram or mailed shall be deemed to have been given on the date sent), to the address stated in the within Consulting Agreement or to such other address as either party shall designate by notice in writing to the other in accordance herewith.

3. TERMINATION.

          The Consulting Period shall commence on April23, 2003 and shall terminate on April 22, 2006. The parties agree that the within Agreement may be terminated at the option of both parties, thirty (30) days prior to the expiration date of April 22, 2006 by either party providing written notice to terminate the Agreement. In the event that Company terminates this agreement in absence of an event of breach by Consultant, the Company's obligation to pay the Compensation, as described in Sec. 1.3, shall survive such termination. In the event that Consultant can no longer perform his duties or obligations to the Company for reasons specified below, then Consultant agrees to return a Pro Rata portion of both his salary and stock compensation personally, or thru his estate, to reimburse Company for that portion of his contract that Consultant was paid for but not able to continue the performance of his duties, to be calculated on a per day annual basis.

          It is expressly understood and agreed that the terms of this Agreement, may be terminated by the Company prior to April 22, 2006 upon the occurrence of any of the following events:


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         (a)  Automatically and without notice upon the death of the Consultant;
it is also understood that Consultant will be entitled to pro rata Consulting Fee which will be payable to his estate;

         (b) Persistent absenteeism on the part of the Consultant, which in the reasonable judgment of the Board of Directors of the Company is having or will have a material adverse effect on the performance of the Consultant's duties under this Agreement;

         (c) Deliberate and willful failure to perform normal Consulting services and duties required of Consultant pursuant to this Agreement, except if the performance of such duties or services would result in a violation of Consultant's fiduciary responsibility to the Company and its shareholders as a Director or is in a violation of applicable laws;

         (d) Any material and willful act or failure to act, which in the reasonable opinion of the Board, is in bad faith and to the material detriment of the Company; (e) Conviction of a felony involving moral turpitude or dishonesty; and (f) Fraudulent misconduct of the Consultant.

4. PROPRIETARY INFORMATION.

         Consultant shall keep confidential, except as the Company may otherwise consent in writing, and not disclose or make any use of except for the benefit of the Company, at any time either during or subsequent to the Consulting Period, any Proprietary Information (defined hereinafter) which it or he may produce, obtain or otherwise acquire during the course of providing consulting services. As used herein, "Proprietary Information" shall include any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test products, procedures, and results, customer lists, business plans, marketing plans and strategies, and pricing strategies, or other subject matter pertaining to any business of the Company for any of its clients, customers, consultants, licensees or affiliates. In the event of the termination of


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Consultant's  services  for any reason  whatsoever,  Consultant  shall  promptly return all records, materials, equipment, drawings and the like pertaining to any Proprietary Information within its possession of the possession of any of its employees.

 5. INDEPENDENT CONTRACTOR.

         In all work covered by this Consulting Agreement, Consultant shall act as and be an independent contractor (and not an employee of the Company) and, except as otherwise provided for herein, shall be solely liable for all expenses and labor in connection with providing consulting services. Consultant shall control any and all of his/her employees, and Consultant shall be responsible for insuring that any and all of his/her employees comply with the provisions of
Section 4 above in the same manner as if they were bound by this Consulting Agreement.

6. GENERAL PROVISIONS.

          6.1 GOVERNING LAW. This Consulting Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California .

          6.2 ENTIRE AGREEMENT. This Consulting Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof. No representation, promise or inducements has been made by either party that is not embodied in this Consulting Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          6.3 MODIFICATION. This Consulting Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance.

          6.4 SEVERANCE. If any provision of this Consulting Agreement is or becomes invalid, illegal or unenforceable, the remaining provisions shall remain in full force and



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effect,  and for the  invalid,  illegal  or  unenforceable  provision  shall  be substituted a valid, legal or enforceable provision which shall be as similar as possible in economic and business objectives as intended by the parties.

          6.5 RELATIONSHIP BETWEEN THE COMPANY AND CONSULTANT. Nothing in this Consulting Agreement shall be construed to place the parties in a relationship whereby either shall be considered to be the agent of the other for any purpose whatsoever. Neither party is authorized to enter into any contract or assume any obligation for the other, provided, however, the statements made hereinabove shall not interfere or limit Consultant's duties, rights, or obligations as a director of the Company. Nothing in this Consulting Agreement shall be construed to establish a relationship between the Company and Consultant as partners or joint ventures.

          6.6 COMPETING PRODUCTS. During the term of this Agreement, neither directly nor through any third party, Consultant shall not promote, market, or advertise, without prior written consent permission from Company, which shall not be unreasonably withheld, any in vitro diagnostic test for the detection of HIV antibodies.

          6.7 Company will exert its best efforts to assist MJF in its promotion, marketing, and fundraising campaigns, including but not limited to; print MJF contact information on HIV testing brochures, complimentary HIV testing kits at Health fairs, complimentary HIV testing kits to health clinics affiliated with consultant, PSA programs shall mention MJF, including contact information, and opportunities for Company and/or its investors to co-sponsor and/or donate funds to MJF and its programs, within reason, as long as the Company is not in any violation of Foreign and/or Domestic regulatory requirements, limitations, and/or restrictions, nor hinders the Company from entering into any future agreements, or partnerships, with potential Pharmaceutical partners.



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          6.8  Consultant  warrants  and  represents  that  Consultant  has been represented by counsel, and that Consultant is aware that the shares of stock in the Company for services rendered or to be rendered are required to be registered, and that Consultant is subject to all applicable rules and regulations that govern the purchase or sale of stock in the Company by an insider and that, as the within Agreement is a material event, the Company will be required to issue a Press Release and file a Form 8-K disclosure report with the SEC.

          6.9 In the event that notice is required under the within Agreement:

                  If to Company, at:
                  CALYPTE BIOMEDICAL CORP.
                  1265 Harbor Bay Parkway
                  Alameda, CA 94502
                  Attn:  President

                  If to Consultant, at

                  JUNEBUG ENTERPRISES
                  9100 Wilshire Blvd. Ste. 700E
                  Beverly Hills, Ca. 90212



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          IN WITNESS  WHEREOF,  the parties hereto have executed this Consulting
Agreement on the day and year first above written.


                                           CALYPTE BIOMEDICAL CORP.


                                            By:   /s/ ANTHONY J. CATALDO
                                            ------------------------------------
                                                      ANTHONY J. CATALDO



                                                  /s/ EARVIN JOHNSON JR.
                                           -------------------------------------
                                                    JUNEBUG ENTERPRISES
                                                    Consultant


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